Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

FRIDAY, MARCH 26, 2010

CRYSTAL RIVER REPORTS FOURTH QUARTER 2009 FINANCIAL RESULTS

NEW YORK, NY—March 26, 2010—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (OTCBB: CYRV) today announced its results for the quarter ended December 31, 2009.

Fourth Quarter Operating Results

Net loss for the quarter ended December 31, 2009 totaled $16.5 million, or $0.65 per share, compared to a net loss of $37.1 million, or $1.48 per share, for the fourth quarter of 2008 and a net loss of $55.3 million, or $2.19 per share, for the third quarter of 2009. The reduction of net loss in the fourth quarter compared to the third quarter was attributable to an increase in realized and unrealized gain on derivatives as well as a reduction in other-than-temporary impairments, offset by a decrease in interest income.

Effect of Market Conditions on the Company’s Business

In line with the Company’s forecast from early 2008, the deterioration in the credit markets has continued. While there have been signs of stabilization in certain housing markets, the overall precipitous declines in the residential markets are manifesting themselves in the form of losses within residential mortgage securitizations. Additionally, the commercial sector is experiencing a significant increase in delinquencies, which has and will continue to have a meaningful impact on future cash flow. Within the Crystal River portfolios, the delinquency statistics for the CMBS and Prime RMBS portfolios are as follows.

	60+ Day Delinquency Rate
Period	CMBS	Prime RMBS
12/31/2008	0.58%	8.12%
03/31/2009	1.22%	10.42%
06/30/2009	2.67%	11.73%
09/30/2009	3.76%	13.29%
12/31/2009	5.76%	14.62%

Going Concern

Crystal River held cash and cash equivalents of approximately $3.3 million at December 31, 2009, which excludes restricted cash of approximately $16.5 million that is used to collateralize a credit default swap and certain other commercial real estate and financing obligations. As of December 31, 2009, Crystal River owed $28.9 million to an affiliate of its Manager under its secured credit facility. Unless earlier terminated as provided in the credit agreement, the credit facility terminates on August 31, 2010. If the merger with Brookfield discussed below under “Possible Acquisition of Crystal River” is not consummated and this facility is not extended and the Company cannot obtain alternative financing, the Company does not expect that it will have sufficient cash on hand or generate sufficient cash flow from operations to repay such indebtedness. Given the current lack of liquidity in the credit markets and the current economic climate, Crystal River expects to have difficulty obtaining alternative financing if the credit facility is not extended and if the Company cannot obtain alternative financing or extend its credit facility, it increases the risk of the Company’s ability to continue as a going concern. Crystal River’s independent registered public accounting firm, Ernst & Young LLP, has issued an opinion on the Company’s consolidated financial statements which states that the Company’s inability to refinance or extend the maturity of indebtedness maturing in the next 12 months raises substantial doubt about the Company’s ability to continue as a going concern.

Crystal River’s consolidated financial statements included in this press release do not reflect any adjustments related to the recoverability of assets and satisfaction of liabilities that might be necessary should the Company be unable to continue as a going concern.

Completion of the Exchange and Discharge of the Company’s Trust Preferred Securities

On January 29, 2010, Crystal River entered into an exchange agreement with the holders of its trust preferred securities pursuant to which the Company exchanged certain of its assets for all of the outstanding trust preferred securities issued by its subsidiary Crystal River Preferred Trust I that were backed by $51.6 million aggregate principal amount of the Company’s junior subordinated notes. Immediately following the closing of that transaction in January, the trust preferred securities and the junior subordinated notes were cancelled, the indenture under which the junior subordinated notes were issued was discharged and Crystal River Preferred Trust I was dissolved.

Possible Acquisition of Crystal River

On February 24, 2010, Crystal River announced that the special committee of its board of directors had concluded its previously-announced review of strategic alternatives, which included, among other matters, the solicitation and receipt of indications of interest on strategic transactions from third parties,  and that the Company has entered into a definitive merger agreement (the “Merger Agreement”) with Brookfield Asset Management Inc. (“Brookfield”) pursuant to which Brookfield has agreed to acquire all the outstanding common stock of Crystal River that Brookfield does not already own for cash at a price of $0.60 per share (the “Merger”).

The Merger was unanimously approved by the independent members of the board of directors, and by the Special Committee formed to oversee Crystal River’s strategic review process. The transaction is subject to approval by Crystal River’s stockholders holding a majority of the shares entitled to vote at a special meeting of stockholders, as well as other customary closing conditions. Consummation of the Merger is not subject to a financing condition and Brookfield has consented to the transaction in its capacity as Crystal River’s senior lender. The merger agreement does not prohibit Crystal River from receiving and evaluating competing bids prior to completion of the Merger and does not require the payment of a termination fee if Crystal River accepts a superior bid. Crystal River will be obligated to reimburse Brookfield for all of its transaction expenses if the merger agreement is terminated other than as result of a breach by Brookfield (subject to a cap in certain circumstances). The Merger currently is expected to close in the second quarter of 2010.

Amendment of Credit Agreement

Concurrently with entering into the merger agreement with Brookfield, Crystal River amended the terms of its revolving credit facility with Brookfield US Corporation, an affiliate of the Company’s Manager, pursuant to which the maturity date of the credit facility was extended to August 31, 2010, unless sooner terminated as provided in the credit agreement; provided, however, that notwithstanding the foregoing, the term of the credit facility will expire upon the latest of (i) May 25, 2010, (ii) the effective time of the Merger and (iii) thirty (30) calendar days following the termination of the Merger Agreement, but in no event later than August 31, 2010.

Binding Letter of Intent for Asset Sale

On March 9, 2010, as contemplated by the merger agreement discussed above, Crystal River entered into a binding letter of intent (the “Asset Sale LOI”), with Ranieri Partners Management LLC or its affiliates (together, “Ranieri”). Pursuant to the Asset Sale LOI, Ranieri agreed to purchase five CMBS bonds from the Company. Further, pursuant to the Asset Sale LOI, Crystal River agreed, subject to certain conditions, to (i) use commercially reasonable efforts to appoint Ranieri (or its designee) as the replacement manager of our CDO, Crystal River CDO 2005-1 (the “CDO1 Rights”) and (ii) appoint Ranieri (or its designee) as the replacement manager of our CDO, Crystal River Resecuritization 2006-1 (the “CDO 2 Rights”). Ranieri agreed to pay the Company a total purchase price of $8.0 million for the sale of those assets, of which $2.5 million (plus accrued and unpaid interest through the closing date of that portion of the transaction) was paid on March 15, 2010 upon the sale of the five CMBS bonds, $2.0 million will be paid upon the transfer of the CDO2 Rights, and $3.5 million will be paid upon the transfer of the CDO1 Rights. Crystal River also agreed to grant to Ranieri a right of first refusal to purchase all or any portion of its interest in two CMBS securitizations if the Company sells those securities in the future. The completion of the transactions set forth in the Asset Sale LOI is subject to various customary closing conditions as well as the execution of definitive documentation.

Dividend Information

In the fourth quarter of 2009, the Board of Directors had elected to suspend the quarterly dividend to holders of shares of the Company’s common stock to preserve liquidity. This continued into the first quarter of 2010. In the Merger Agreement, the Company has agreed not to pay any dividends to its stockholders.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate—related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Jody Sheu

Crystal River Capital, Inc.

(212) 549-8346

jsheu@crystalriverreit.com

[CRZ-F]

I.            CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)	December 31, 2009	September 30, 2009 (unaudited)	December 31, 2008
ASSETS
Investment securities, at fair value:
Available-for-sale securities	$7,318	$14,219	$21,615
Held-for-trading securities	35,508	49,609	51,301
Real estate loans	—	2,520	9,034
Real estate loans held for sale	5,903	5,058	5,058
Commercial real estate, net	221,754	223,380	228,259
Other investments	1,550	1,550	1,550
Intangible assets	69,908	71,316	75,541
Cash and cash equivalents	3,336	3,335	6,239
Restricted cash	16,489	16,926	26,107
Receivables	6,245	9,309	7,297
Rent enhancement receivable, related party	11,439	12,035	13,828
Prepaid expenses and other assets	1,046	1,186	939
Deferred financing costs, net	1,457	1,476	1,533
Total Assets	$381,953	$411,919	$448,301
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Accounts payable and accrued expenses	$2,836	$3,697	$2,652
Dividends payable	—	2,526	2,511
Intangible liabilities	66,785	68,155	72,265
Collateralized debt obligations, at fair value	33,617	43,248	45,429
Junior subordinated notes	51,550	51,550	51,550
Mortgages payable	219,380	219,380	219,380
Secured revolving credit facility, related party	28,920	28,920	32,920
Interest payable	1,614	2,141	1,357
Derivative liabilities	35,378	40,996	57,646
Total Liabilities	440,080	460,613	485,710
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,909,256; 24,909,255; and 24,905,252 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	564,832	564,762	564,560
Accumulated other comprehensive loss	(7,087)	(14,097)	(9,815)
Accumulated deficit	(615,897)	(599,384)	(592,179)
Total Stockholders’ Deficit	(58,127)	(48,694)	(37,409)
Total Liabilities and Stockholders’ Deficit	$381,953	$411,919	$448,301

Condensed Consolidated Statements of Operations

	Three months ended			Year ended
(in thousands, except share and per share data)	Dec. 31, 2009 (unaudited)	Sept. 30, 2009 (unaudited)	Dec. 31, 2008 (unaudited)	Dec. 31, 2009	Dec. 31, 2008

Revenues
Interest income — investment securities	$550	$6,314	$24,092	$27,848	$109,453
Interest income — real estate loans	229	229	812	1,144	6,567
Other interest and dividend income	35	37	124	132	1,196
Total interest and dividend income	814	6,580	25,028	29,124	117,216
Rental income, net	5,337	5,284	5,614	21,671	22,225
Total revenues	6,151	11,864	30,642	50,795	139,441

Expenses
Interest expense	5,796	5,919	9,241	24,443	53,543
Management fees, related party	—	—	(102)	—	1,226
Professional fees	1,108	1,006	948	2,919	2,681
Depreciation and amortization	3,022	3,022	3,022	12,088	12,088
Insurance expense	488	488	372	1,883	1,662
Compensation and directors’ fees	454	209	85	834	451
Public company expense	112	92	150	482	668
Commercial real estate expenses	387	428	356	1,590	1,541
Provision for loss on real estate loans	813	—	6,223	7,571	27,073
Other expenses	78	85	126	327	1,285
Total expenses	12,258	11,249	20,421	52,137	102,218

Other Revenues (Expenses)
Realized net gain (loss) on sale of investment securities, real estate loans and other investments	660	21	(215)	790	(5,166)
Realized and unrealized gain (loss) on derivatives	2,299	(13,078)	(26,496)	(412)	(70,679)
Total other-than-temporary impairments on available-for-sale securities(1)	(904)	(3,260)	(30,576)	(10,860)	(142,916)
Portion of other-than-temporary impairments recognized in OCI(1) (2)	(10,194)	(43,456)	—	(67,087)	—
Net change in assets and liabilities valued under fair value option	(1,133)	5,955	10,800	(4,085)	(123,708)
Loss from equity investments	—	—	—	—	(40)
Other	(1,134)	(2,093)	(857)	(5,284)	(1,806)
Total other expenses	(10,406)	(55,911)	(47,344)	(86,938)	(344,315)

Net Loss	$(16,513)	$(55,296)	$(37,123)	$(88,280)	$(307,092)

Net loss per share — basic and diluted	$(0.65)	$(2.19)	$(1.48)	$(3.50)	$(12.35)
Weighted average shares of common stock outstanding: (3)
Basic and diluted	25,291,215	25,230,669	25,022,733	25,211,260	24,866,206
Dividends declared per share of common stock	—	$0.10	$0.10	$0.30	$1.18

(1)

Reclassification between total other-than-temporary impairments on available-for-sale securities and portion of other-than-temporary impairments recognized in other comprehensive income has been made for the quarter ended September 30, 2009. There was no impact on other revenues (expense) or on net loss.

(2)	Other comprehensive income.

(3)	Including other participating securities.

Comprehensive Loss

	Three months ended			Year Ended
(in thousands)	Dec. 31, 2009 (unaudited)	Sept. 30, 2009 (unaudited)	Dec. 31, 2008 (unaudited)	Dec. 31, 2009	Dec. 31, 2008

Net Loss	$(16,513)	$(55,296)	$(37,123)	$(88,280)	$(307,092)

Cumulative effect of the adoption of new accounting principle	—	—	—	(72,126)	—
Changes in OCI — available-for-sale securities	6,710	49,881	(112)	73,485	(7,344)
Realization of deferred unrealized losses on cash flow hedges	—	—	—	—	13,181
Amortization of net realized losses on cash flow hedges into interest expense	300	301	468	1,369	1,499
Comprehensive Loss	$(9,503)	$(5,114)	$(36,767)	$(85,552)	$(299,756)

SUPPLEMENTAL INFORMATION

Total Investment Portfolio at December 31, 2009

The following table summarizes the Company’s investment portfolio at December 31, 2009, September 30, 2009, and December 31, 2008:

	December 31, 2009		September 30, 2009		December 31, 2008
($ in millions)	Carrying Value	% Total	Carrying Value	% Total	Carrying Value	% Total
Investment securities
CMBS	$38.1	14.0%	$58.5	19.7%	$58.1	18.3%
Prime RMBS	3.2	1.2%	3.7	1.3%	9.2	2.9%
Subprime RMBS	1.5	0.6%	1.6	0.5%	5.6	1.8%
Direct real estate loans
Construction loans	—	—	—	—	0.4	0.1%
Mezzanine loans(1)	4.7	1.7%	5.1	1.7%	11.2	3.5%
Whole loans	1.2	0.5%	2.5	0.9%	2.5	0.8%
Commercial real estate—owned(2)	221.7	81.5%	223.4	75.4%	228.3	72.1%
Other	1.6	0.5%	1.6	0.5%	1.6	0.5%
Total	$272.0	100.0%	$296.4	100.0%	$316.9	100.0%

(1)	Includes one loan in the amount of $4.7 million, $5.1 million and $5.1 million, respectively, that was held for sale.
(2)	Excludes intangible assets.

Fourth Quarter 2009 Securities Roll-Forward Table

The table below details the impact of principal paydowns, premium and discount amortization, and market value adjustments on our investment securities during the fourth quarter of 2009:

(in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value September 30, 2009	$58.5	$3.7	$1.6	$63.8
Principal paydowns	—	(0.1)	(0.2)	(0.3)
Principal loss	(0.1)	(1.0)	(0.2)	(1.3)
Amortization	(5.6)	(0.9)	—	(6.5)
Market value adjustments:
CDO assets	(9.3)	0.6	0.1	(8.6)
Non-CDO assets	(4.7)	(3.4)	(3.0)	(11.1)
OCI	(0.7)	4.3	3.2	6.8
Carrying Value December 31, 2009	$38.1	$3.2	$1.5	$42.8

Full Year 2009 Securities Roll-Forward Table

The table below details the impact of principal paydowns, premium and discount amortization, and market value adjustments on our investment securities during the year ended December 31, 2009:

($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value December 31, 2008	$58.1	$9.2	$5.6	$72.9
Principal paydowns	—	(0.7)	(0.5)	(1.2)
Principal loss	(0.2)	(3.6)	(1.5)	(5.3)
Amortization	(11.8)	(2.7)	(0.6)	(15.1)
Market value adjustments:
CDO assets	(2.7)	(0.3)	(1.1)	(4.1)
Non-CDO assets	(62.6)	(9.2)	(6.1)	(77.9)
OCI	57.3	10.5	5.7	73.5
Carrying Value December 31, 2009	$38.1	$3.2	$1.5	$42.8

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At December 31, 2009, Crystal River’s CRE investment portfolio totaled $224.9 million, including intangible assets and intangible liabilities. The CRE portfolio consists of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at December 31, 2009:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value(1) (Millions)	Mortgage Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$58.5	$53.4	$5.1
Arlington, Texas	JPMorgan Chase	2027	171.5	20.9	20.9	0.0
Phoenix, Arizona	JPMorgan Chase	2021	724.0	145.5	145.1	0.4
Total CRE			1,324.1	$224.9	$219.4	$5.5

(1)  Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement and straight-line rent receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At December 31, 2009, Crystal River’s real estate loan portfolio, which consists of two mezzanine loans (one of which is held for sale), a construction loan and a whole loan (which is held for sale), totaled $5.9 million and had a weighted average interest rate of 6.82%. During the quarter ended December 31, 2009, Crystal River had $0.9 million of principal paydowns on its whole loan.  In addition, Crystal River recorded a $0.8 million of loan loss allowance on its real estate loan holdings during the quarter ended December 31, 2009. Included in this charge is a $0.4 million mark-to-market adjustment resulting from a re-classification of a whole loan as held-for-sale.

Real estate loan portfolio at December 31, 2009:

	Mezzanine Loans			Construction Loans			Whole Loans		Total / WA(1)
($ in millions)	Fixed		Floating	Fixed		Floating	Fixed	Floating	Fixed		Floating
Outstanding Face Amount	$17.4		$—	$14.6		$—	$—	$1.7	$32.0		$1.7
Carrying Value	4.7		—	—		—	—	1.2	4.7		1.2
Amortized Cost	17.4		—	14.6		—	—	1.7	32.0		1.7
Fair Value	4.7		—	—		—	—	1.2	4.7		1.2
Number of Loans	2		—	1		—	—	1	3		1
Number of loans that are delinquent	1		—	1		—	—	—	2		—
WA Fixed Rate	7.32	%(3)	—	—	(4)	—	—	n/a	7.32	%(5)	n/a
WA Floating Rate:
Spread over LIBOR(2)	n/a		—	n/a		—	—	3.25%	n/a		3.25%

(1)            Weighted Average (“WA”).

(2)            London Interbank Offered Rate (“LIBOR”).

(3)            One mezzanine loan with an outstanding face amount of $6.4 million has been placed on non-accrual status.

(4)            Construction loan has been placed on non-accrual status.

(5)            Excludes 15.00% fixed rate for the one mezzanine loan placed on non-accrual status and 16.00% fixed rate for the one construction loan placed on non-accrual status.

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at December 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs)(2)
BBB	$3.7	$3.7	20.4%	8.0
BB	4.9	5.4	31.1%	5.6
B	10.4	14.7	34.3%	3.8
Below B	7.2	14.3	46.2%	2.3
Total CMBS	$26.2	$38.1	37.0%	3.9

(1)            Yield is the implied loss-adjusted yield based on our expectation of future cash flows and the fair value of the security.

(2)            Refers to the loss-adjusted weighted average remaining life.

Credit Characteristics of CMBS portfolio by vintage at December 31, 2009:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO(2)	Cumulative Loss to Date(3)
Pre-2005	B	$2.8	$2.8	$0.9	3.86%	1.81%	0.00%
2005	B-	244.8	231.3	16.4	2.14%	6.31%	5.53%
2006	CCC	248.3	246.3	13.5	2.27%	6.06%	0.81%
2007	CCC	27.9	27.9	2.1	2.67%	4.48%	0.00%
Total CMBS	CCC+	$523.8	$508.3	$32.9	2.24%	6.06%	2.97%

(1)            Rounded to nearest rating.

(2)            “60+” means that a payment on an underlying collateral loan is more than 60 days past due; “FC” means that the collateral underlying the loan is under foreclosure; “REO” means that the collateral underlying the loan has been foreclosed and is owned by the issuing trust. Delinquency rates refer to the entire securitization.

(3)            Actual losses against securities in Crystal River’s portfolio, based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	NR	$24.8	$22.2	$0.2	0.00%	8.69%	10.68%
2006	CC	119.6	115.5	2.0	0.61%	6.06%	3.42%
2007	CC	132.8	132.8	3.0	1.17%	3.83%	0.00%
Total CMBS	CC	$277.2	$270.5	$5.2	0.82%	5.18%	2.43%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at December 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
Below B	3.2	3.2	194.8%	2.1
Total Prime RMBS	$3.2	$3.2	194.8%	2.1

Credit Characteristics of Prime RMBS portfolio by vintage at December 31, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	C	$1.9	$1.7	$0.2	0.21%	0.57%	0.00%
2004	DDD+	17.9	8.4	0.2	0.35%	21.00%	9.09%
2005	CCC-	78.4	45.1	1.6	0.84%	18.15%	15.40%
Total Prime RMBS	CCC-	$98.2	$55.2	$2.0	0.75%	18.06%	14.38%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	NR	$1.9	$1.3	$0.1	0.00%	0.58%	19.91%
2004	NR	0.4	0.2	0.0	0.00%	3.48%	37.81%
2005	C	42.0	30.1	1.0	0.39%	10.19%	9.12%
2006	C	4.0	3.8	0.1	0.60%	5.17%	0.00%
2007	NR	0.9	0.1	0.0	0.00%	11.10%	87.91%
Total Prime RMBS	C-	$49.2	$35.5	$1.2	0.40%	9.28%	8.30%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS portfolio by credit rating at December 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
B	0.8	0.8	73.1%	7.3
Below B	0.7	0.7	206.6%	2.4
Total Subprime RMBS	$1.5	$1.5	132.2%	5.1

Credit Characteristics of Subprime RMBS portfolio by vintage at December 31, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	C-	$50.1	$34.0	$0.6	3.27%	37.54%	5.12%
Total Subprime RMBS	C-	$50.1	$34.0	$0.6	3.27%	37.54%	5.12%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	B	$5.0	$5.4	$0.3	0.84%	29.35%	63.30%
2006	B-	9.2	8.2	0.6	3.76%	23.73%	1.16%
2007	NR	1.1	0.0	0.0	0.00%	40.19%	96.20%
Total Sub-prime RMBS	CCC+	$15.3	$13.6	$0.9	2.59%	26.00%	47.93%

Financing Details

The following table shows the Company’s investment securities, real estate loans, other investments and other assets as of December 31, 2009 and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities and (iii) the Company’s secured revolving credit facility:

	Assets	Debt
($ in millions)	Carrying Value	CDO Debt(1)	Other Term Debt	Funding Facility
CMBS	$38.1	$31.3	$—	$3.2
Prime RMBS	3.2	1.8	—	0.4
Subprime RMBS	1.5	0.5	—	0.3
Real estate loans	5.9	—	—	5.4
Commercial real estate	221.7	—	219.4	19.6
Trust Preferred Securities	1.6	—	51.6	—
Other	109.9	—	—	—
Total	$381.9	$33.6	$271.0	$28.9

(1)       CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our investment securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at December 31, 2009:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$38.1	$32.9	$5.2
Prime RMBS	3.2	2.0	1.2
Subprime RMBS	1.5	0.6	0.9
Total	$42.8	$35.5	$7.3

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at December 31, 2009:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$508.3	$32.9	$3.8	$29.1
Prime RMBS	55.2	2.0	2.0	—
Subprime RMBS	34.0	0.6	0.6	—
Receivables, cash and other assets	—	3.1	0.7	2.4
Collateralized debt obligations	(455.3)	(33.6)	(5.7)	(27.9)
Derivative and other liabilities, net	—	(26.9)	(4.3)	(22.6)
Net Equity	$142.2	$(21.9)	$(2.9)	$(19.0)

OTHER INFORMATION

The Company will file a Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission. Please read the Form 10-K carefully as it will contain Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-K also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the impending maturity of our senior revolving credit facility, our lack of access to additional financing and our current financial condition raise substantial doubt regarding our ability to continue as a going concern; recent adverse developments in the mortgage finance and credit markets and our current inability to make new investments; risks relating to our proposed merger with Brookfield, as well as risks relating to our failure to complete the merger; conflicts of interest with our Manager; increased rates of default and/or decreased recovery rates on our investments; the credit performance of our investments, changes in interest rates, changes in the yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of targeted investments for purchase and origination to the extent we have investable cash, future margin reductions and the availability of liquid assets to post additional collateral, the recovery of financing markets and our ability to obtain or refinance debt, changes in business conditions and the general economy, changes in the delinquency rates for the loans underlying our securitized debt assets, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, changes in generally accepted accounting principles and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended September 30, 2009, which we filed with the SEC on November 6, 2009, and the risk factors in Exhibit 99.1 to our Form 10-K for the fiscal year ended December 31, 2009, which we expect to file with the SEC by March 31, 2010. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.